LSC COMMUNICATIONS

IMPORTANT SPECIAL MEETING INFORMATION

Admission Ticket

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on February 22, 2019 (except as otherwise set forth in this Proxy).

Vote by Internet

- Go to **www.investorvote.com/LKSD**

OR

- Scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

Special Meeting Proxy Card

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

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A Proposals — The Board of Directors recommends a vote FOR Proposals 1, 2 and 3.

Proposal	For	Against	Abstain
1. To adopt the agreement and plan of merger, dated as of October 30, 2018, as such agreement may be amended from time to time, by and among Quad/Graphics, Inc., QLC Merger Sub, Inc. and LSC Communications, Inc. (the "merger agreement").	☐	☐	☐
2. To approve, by a non-binding, advisory vote, certain compensation that may be paid or become payable to LSC Communications, Inc.'s named executive officers that is based on or otherwise relates to the merger contemplated by the merger agreement.	☐	☐	☐
3. To adjourn the special meeting, if reasonably necessary to provide stockholders with any required supplement or amendment to the accompanying joint proxy statement/prospectus or to solicit additional proxies in the event there are not sufficient votes at the time of the special meeting to approve Proposal 1.	☐	☐	☐

B Non-Voting Items

Change of Address — Please print your new address below.

Comments — Please print your comments below.

Meeting Attendance
Mark the box to the right if you plan to attend the Special Meeting. ☐

1 U P X

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02YSPC

Admission Ticket

LSC Communications, Inc.

Special Meeting of Stockholders

Friday, February 22, 2019 at 10:00 a.m. (Central Time)
191 N. Wacker Drive
10th Floor Conference Center
Chicago, Illinois 60606

Upon arrival, please present this admission ticket and photo identification at the registration desk.

This ticket admits the named stockholder(s). Photocopies will not be accepted. You may be asked for identification at the time of admission.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — LSC Communications, Inc.

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This Proxy is solicited on behalf of the Board of Directors for the Special Meeting on February 22, 2019

The undersigned hereby appoints Andrew B. Coxhead and Suzanne S. Bettman, or any of them, proxies for the undersigned, each with full power of substitution, to attend the Special Meeting of Stockholders of LSC Communications, Inc. to be held on February 22, 2019, at 10:00 a.m., Central Time, and at any adjournments thereof, and to vote as specified in this Proxy all the shares of stock of the Company which the undersigned would be entitled to vote if personally present.

Please indicate your vote with respect to the proposals on the reverse.

This Proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this Proxy will be voted in accordance with the recommendation of the Board of Directors, FOR Proposals 1, 2 and 3. Discretion will be used with respect to such other matters as may properly come before the meeting or any adjournment thereof.

Your vote is important! Please sign and date and return promptly in the enclosed postage-paid envelope.

C Authorized Signatures — This section must be completed for your vote to be counted — date and sign below

Please sign exactly as your name(s) appear(s) hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other officer. If a partnership, please sign in partnership name by an authorized person(s).

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A AND C ON BOTH SIDES OF THIS CARD.

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LSC COMMUNICATIONS

IMPORTANT SPECIAL MEETING INFORMATION

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

Special Meeting Proxy Card

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

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A Proposals — The Board of Directors recommends a vote FOR Proposals 1, 2 and 3.

	For	Against	Abstain
1. To adopt the agreement and plan of merger, dated as of October 30, 2018, as such agreement may be amended from time to time, by and among Quad/Graphics, Inc., QLC Merger Sub, Inc. and LSC Communications, Inc. (the "merger agreement").	☐	☐	☐
2. To approve, by a non-binding, advisory vote, certain compensation that may be paid or become payable to LSC Communications, Inc.'s named executive officers that is based on or otherwise relates to the merger contemplated by the merger agreement.	☐	☐	☐
3. To adjourn the special meeting, if reasonably necessary to provide stockholders with any required supplement or amendment to the accompanying joint proxy statement/prospectus or to solicit additional proxies in the event there are not sufficient votes at the time of the special meeting to approve Proposal 1.	☐	☐	☐

1 U P X

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02YSQC

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — LSC Communications, Inc.

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This Proxy is solicited on behalf of the Board of Directors for the Special Meeting on February 22, 2019

The undersigned hereby appoints Andrew B. Coxhead and Suzanne S. Bettman, or any of them, proxies for the undersigned, each with full power of substitution, to attend the Special Meeting of Stockholders of LSC Communications, Inc. to be held on February 22, 2019, at 10:00 a.m., Central Time, and at any adjournments thereof, and to vote as specified in this Proxy all the shares of stock of the Company which the undersigned would be entitled to vote if personally present.

Please indicate your vote with respect to the proposals on the reverse.

This Proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this Proxy will be voted in accordance with the recommendation of the Board of Directors, FOR Proposals 1, 2 and 3. Discretion will be used with respect to such other matters as may properly come before the meeting or any adjournment thereof.

Your vote is important! Please sign and date and return promptly in the enclosed postage-paid envelope.

B Authorized Signatures — This section must be completed for your vote to be counted — date and sign below

Please sign exactly as your name(s) appear(s) hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other officer. If a partnership, please sign in partnership name by an authorized person(s).

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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IF VOTING BY MAIL, YOU <u>MUST</u> COMPLETE SECTIONS A AND B ON BOTH SIDES OF THIS CARD.

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